UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2019

GENTHERM INCORPORATED

(Exact name of registrant as specified in its charter)

Michigan	0-21810	95-4318554
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21680 Haggerty Road, Northville, MI		48167
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (248) 504-0500

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	THRM	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.05	Costs Associated with Exit or Disposal Activities.

On September 23, 2019, the Board of Directors of Gentherm Incorporated approved a restructuring plan (the “Plan”) to improve the Company’s manufacturing productivity and rationalize its footprint. Under the Plan, the Company will relocate and consolidate certain existing manufacturing and, as a result, certain other activities, overall reducing the number of plants by two. The plan is expected to lower the Company’s cost base, improve its financial performance and cash flow generation, and create a simplified organization best positioned to deliver on its key financial and operational priorities.

In connection with the Plan, the Company expects to incur total costs of between $20 million and $24 million, of which between $17 million and $21 million are expected to be cash expenditures. The total expected costs include employee severance, retention and termination costs of between $9 million and $11 million, capital expenditures of between $4.5 million and $5.5 million and non-cash expenses for accelerated depreciation and impairment of fixed assets of approximately $3 million. The Company also expects to incur other transition costs including recruiting, relocation, and machinery and equipment move and set up costs of between $3.5 million and $4.5 million. These actions under the Plan are expected to be substantially completed by the end of 2021 and generate annual benefits of between $12 million and $14 million. The actual timing, costs and savings of the Plan may differ materially from the Company’s current expectations and estimates.

This Current Report on Form 8-K includes forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the Company’s goals, beliefs, plans and expectations about its prospects for the future and other future events. The forward-looking statements included in this Current Report on Form 8-K are made as of the date hereof or as of the date specified and are based on management’s current expectations and beliefs. Such statements are subject to a number of important assumptions, risks, uncertainties and other factors that may cause the Company’s actual performance to differ materially from that described in or indicated by the forward-looking statements. Those risks include, but are not limited to, risks that the Company may be unable to implement the restructuring plan as anticipated on a timely basis or at all, that the expected amount of expenses and cash expenditures associated with the restructuring plan may exceed the Company’s projections, and that the Company may be unable to realize the full amount of estimated savings from the restructuring plan. The foregoing risks should be read in conjunction with other cautionary statements included herein, as well as in the Company’s annual report on Form 10-K for the year ended December 31, 2018 and subsequent reports filed with the Securities and Exchange Commission. Except as required by law, the Company expressly disclaims any obligation or undertaking to update any forward-looking statements to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTHERM INCORPORATED

By:	/s/ Wayne Kauffman
Wayne Kauffman
Vice President and General Counsel

Date: September 27, 2019